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
                 ACMF Exhibit 77O
                 For the period ending 4/30/2006

Fund             Issuer                Ticker  Principal Amount    Amount Purchased
FUNDEQ           Copa Holdings SA      CPA           $ -          $  8,980.00
   Trade Date    Price            UnderwUnderwriting Spread     Currency     Underwriting Spread
   12/14/2005   $20.0000           MSCO       5.000%              USD                $1.000


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